EXHIBIT 99.1

News Release

Contact:	Bob G. Alexander
Philip D. Devlin
FOR IMMEDIATE RELEASE
(OTC BULLETIN BOARD: NEGI)
NATIONAL ENERGY GROUP, INC. ANNOUNCES CONSUMMATION OF AGREEMENT WITH NEG OIL & GAS LLC PERTAINING TO PURCHASE OF MEMBERSHIP INTEREST IN NEG HOLDING LLC AND CLOSING OF SANDRIDGE ENERGY TRANSACTION
DALLAS, TX — November 22, 2006 — National Energy Group, Inc. (“NEGI” or the “Company”) (OTC Bulletin Board: NEGI) today announced that on November 21, 2006 it consummated its previously disclosed agreement (the “NEG Oil & Gas Agreement”) dated October 25, 2006 with NEG Oil & Gas LLC (“NEG Oil & Gas”), NEG, Inc. (“IPO Co”) and American Real Estate Holdings Limited Partnership (“AREH”) pursuant to which NEG Oil & Gas purchased the Company’s membership interest in NEG Holding LLC (“Holding LLC”) for cash under the purchase option set forth in Section 5.4 of Holding LLC’s Operating Agreement dated as of May 1, 2001 (the “Holding LLC Operating Agreement”). Under Section 5.4 of the Holding LLC Operating Agreement, NEG Oil & Gas was permitted to purchase the Company’s membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. AREP O & G Holdings LLC (“AREP O & G”), which is a wholly-owned indirect subsidiary of American Real Estate Partners, L.P. (“AREP”), is the owner of 50.01% of the Company’s common stock.
     In addition, on November 21, 2006, Riata Energy, Inc., currently doing business as SandRidge Energy, Inc. (“SandRidge Energy”), consummated its option to acquire all of AREP’s oil and gas investments pursuant to a definitive agreement (the “SandRidge Energy Agreement”) dated such date entered into by NEG Oil & Gas, AREP and SandRidge Energy under the previously announced letter of intent dated September 7, 2006 among such parties. Such oil and gas investments include Holding LLC, NEG Operating LLC (“Operating LLC”), a wholly-owned subsidiary of Holding LLC, National Onshore L.P. (“National Onshore”), a wholly-owned subsidiary of NEG Oil & Gas, and National Offshore L.P. (“National Offshore”), also a wholly-owned subsidiary of NEG Oil & Gas. NEGI managed

Operating LLC, National Onshore and National Offshore pursuant to management agreements that have been terminated as described below. The transaction did not include the acquisition of any of NEGI’s common stock by SandRidge Energy. The Company was not a party to the SandRidge Energy Agreement.
     In connection with the foregoing and effective November 21, 2006, (i) the management agreements pursuant to which the Company managed the operations of Operating LLC, National Onshore and National Offshore were automatically terminated as required by the NEG Oil & Gas Agreement, (ii) the previously announced Agreement and Plan of Merger dated December 7, 2005 (the “Merger Agreement”) among NEGI, NEG Oil & Gas, IPO Co and, for certain purposes, AREH, pursuant to which the Company was to have been merged into IPO Co in connection with its proposed initial public offering, was automatically terminated as required by the NEG Oil & Gas Agreement, (iii) any assets or property of NEG Oil & Gas and its subsidiaries owned by them but in NEGI’s possession (including, without limitation, information technology, software and data relevant to the oil and gas operations of NEG Oil & Gas or its subsidiaries) were transferred and delivered to NEG Oil & Gas or its subsidiaries, as designated by NEG Oil & Gas, as required by the NEG Oil & Gas Agreement, and (iv) most of the Company’s employees became employees of SandRidge Energy, including the following principal officers: Randy Cooley, NEGI’s chief financial officer, as well as Rick Kirby, Kent Lueders, David Rigby, Jenny Robins, Lori Mauk and Wayne Campbell, each of whom was an NEGI vice president. Bob G. Alexander remains chief executive officer of the Company and the Company’s board of directors remains unchanged.
     The Company’s board of directors intends to consider the replacement of its departed chief financial officer at a meeting thereof anticipated to be held in early December 2006. However, the board of directors does not have any present intention to replace any such other departed principal officers at this time.
     As required by the NEG Oil & Gas Agreement, on November 21, 2006 (i) NEGI received the sum of $260,825,071 (the “Payment”) from NEG Oil & Gas, which the parties agreed was the amount owing to NEGI under Section 5.4 of the Holding LLC Operating Agreement; (ii) the liens in favor of NEG Oil & Gas with respect to NEGI’s membership interest in Holding LLC, and the proceeds thereof, under the NEG Operating LLC credit facility were released and terminated, and (iii) the Company paid in full the outstanding principal of and accrued interest on its 10.75% senior notes due October 31, 2007 (the “Senior Notes”) in the aggregate amount of $149,569,077. Such payment was made to AREP O&G, as the holder of the Senior Notes. After giving effect to the repayment of the Senior Notes, the remaining proceeds to the Company in connection with the sale of its membership interest in Holding LLC was $111,255,994.

Post Transaction Status of National Energy Group, Inc.
     As a result of the consummation of the transactions contemplated by the NEG Oil & Gas Agreement and the SandRidge Energy Agreement, the Company’s assets now consist primarily of its cash balances in the approximate amount of $111 million, and its only known liabilities now consist of the tax liability noted in the next sentence and short term liabilities relating to its operations, including employee payroll, legal fees and trade payables. As a result of the November 21, 2006 purchase of NEGI’s membership interest in Holding LLC, and based on currently available information, NEGI estimates that its 2006 federal and state income tax liability relating to such transaction could range from approximately $28 to $35 million.
     As previously announced, it is anticipated that the Company will distribute to its common stockholders (including AREP O & G), through a dividend or a tender offer, an aggregate of approximately $37 million out of its available cash balances. The Company’s board of directors intends to consider the timing and form of such distribution at a meeting anticipated to occur in early December 2006. There can be no assurance that such distribution will take place or, if it does take place, the timing thereof.
     Following any such distribution and after giving effect to any necessary tax reserves or payments, the Company will continue to retain cash balances (approximating, based on currently available information, $40 to $46 million). The Company’s board of directors intends to consider the appropriate application of such funds, including but not limited to the possible acquisition of producing oil and gas properties and related businesses and assets or the equity in another entity which owns such properties, businesses and assets. There can be no assurance that the Company’s board of directors will authorize any such transaction or, if so authorized, that it will successfully identify, or consummate the acquisition of, appropriate assets or businesses.
     Pending the distribution of funds to the Company’s stockholders, through the dividend or tender offer noted above, and the subsequent possible redeployment of remaining funds through an acquisition, as noted above, the Company intends to invest such funds in appropriate investments. As a result, under such circumstances, the Company’s principal business operations could be the management, through only a limited number of remaining employees, of its then available cash balances.

     Following the consummation of the transactions contemplated by the NEG Oil & Gas Agreement and the SandRidge Energy Agreement, NEGI now constitutes a “shell company” within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Proforma Financial Information
     In accordance with the applicable rules under the Exchange Act, NEGI intends to file a Current Report on Form 8-K not later than November 28, 2006 in order to provide the required disclosures in connection with the transactions described in this press release, including proforma financial information for the year ended December 31, 2005 and the nine months ended September 30, 2006 that gives effect to the same.
Forward Looking Statements
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s periodic reports filed with the Securities and Exchange Commission.
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